Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

BABYLON HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Class A ordinary shares, par value $0.0000422573245084686 per share(1)	189,924,499(1)	$108,256,964(1)	F-3	333-268551	December 5, 2022
Equity	Class A ordinary shares, par value $0.0000422573245084686 per share(1)	3,420,489(1)	$8,995,886.07(1)	F-1	333-264594	May 6, 2022
Equity	Class A ordinary shares, par value $0.0000422573245084686 per share(1)	370,530,280(1)	$3,620,080,835.60(1)	F-1	333-260911	November 30. 2021

(1)	Calculated before taking into account the Registrant’s reverse share split of the Registrant’s Class A ordinary shares at a 1-for-25 conversion rate (the “Reverse Share Split”). The Reverse Share Split became effective on December 15, 2022 and the Class A ordinary shares began trading on a split-adjusted basis when the New York Stock Exchange opened on December 16, 2022. Concurrent with the Reverse Share Split, the par value of the Class A ordinary shares was proportionately adjusted to $0.001056433113 per share.